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                                                                    Exhibit g(5)

                   CUSTODIAN AGREEMENT

                             ______________ __, 2001

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Dear Sirs:

                  In accordance with Article 20 of the Custodian Agreement, dated October 20, 2000 (the "Agreement"), as amended, between Warburg Pincus Trust (the "Trust") and State Street Bank and Trust Company (the "Bank"), the Trust hereby notifies the Bank of the Trust's desire to amend Exhibit Iof the Agreement to include the Blue Chip Portfolio, the High Yield Portfolio, the Small Company Value Portfolio and the Small Company Portfolio of the Trust, series of shares of beneficial interest of the Trust (the "Portfolios"), and to have the Bank render services as custodian under the terms of the Agreement with respect to the Portfolios.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                             Very truly yours,
                                             WARBURG PINCUS TRUST

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY


                                             By:
                                                -------------------------------
                                                Name:
                                                Title: